                             CMH Capital Management Corp.
                             909 Third Avenue, 9th Floor
                                  New York, NY 10022

                                   August 30, 1996

Robert Russo, President
Network-1 Software & Technology, Inc.
909 Third Avenue
New York, New York 10022

Dear Bob:

          This letter agreement shall set forth the terms of retention of CMH Capital Management Corp. ("CMH") by Network-1 Software & Technology, Inc. ("Network-1") for financial advisory services.

          1. CMH agrees to provide financial advisory services to Network-1 for a term of [one (1) year from the date hereof] which services shall include, but not be limited to, advice related to strategic business relationships, structuring securities offerings and other financings, assistance in updating Network-1's Business Plan including preparation of financial projections, attendance at meetings with potential strategic partners and business relationships, and general advice related to Network-1 and its products.

          2. In consideration of services to be provided by CMH, CMH shall receive from Network-1 within ninety (90) days of the date hereof a seven (7) year warrant to purchase up to 50,000 shares of common stock of Network-1 at an exercise price of $5.00 per share. The form of Warrant is attached hereto as Exhibit A.

          3. In addition to the compensation described in paragraph 2 herein, Network-1 agrees to promptly reimburse CMH upon request from time to time for all reasonable out-of-pocket expenses incurred in connection with CMH's performance of services pursuant to this agreement. Any such expenses in excess of $500 shall be subject to the prior approval of Network-1.

          4. In connection with CMH providing financial advisory services as provided herein, Network-1 agrees to indemnify and hold harmless CMH, including its officers and directors, against any and all losses, claims, damages, liabilities or reasonable costs (including legal fees and expenses) directly or indirectly, relating to or arising out of CMH's activities as a financial advisor for Network-1 as provided herein, provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, liability or cost to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted




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primarily and directly from the negligence or willful misconduct of CMH.
Network-1 also agrees that CMH shall not have any liability whether direct or indirect, in contract or otherwise to Network-1 for or in connection with the engagement of CMH as provided herein except for any such liability for losses, claims, damages, liabilities or costs that is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from CMH's negligence or willful misconduct.

          5. Either party hereto may terminate this agreement at any time after ninety (90) days from the date hereof upon written notice, without liability or continuing obligation to the other (except for expenses incurred), up to the date of termination. The termination of this agreement shall not affect the consideration received by CMH as provided in paragraph 2 or the indemnification provided in paragraph 4 hereof.

          6. The validity and interpretation of this agreement shall be governed by the laws in the State of New York, applicable to agreements made and to be fully performed therein.

          7. The benefits of this agreement shall inure to respective successors and permitted assigns of the parties hereto and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and permitted assigns.

          8. This agreement constitutes the complete understanding among the parties hereto with respect to the subject matter hereof and no amendment or modification of any provisions hereof shall be valid unless made in writing and signed by all the parties hereto.

          If the foregoing correctly sets forth our agreement, please sign a copy of this letter in the space provided and return it to us.

                              Very truly yours,

                              CMH Capital Management Corp.

                              By:  /s/ Corey Horowitz
                                   -------------------------
                                   Corey Horowitz, President

Agreed and Accepted this
30th day of August, 1996.

Network-1 Software & Technology, Inc.

By:  /s/ Robert Russo
     -----------------------
     Robert Russo, President


                                          2
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                            CMH Capital Management Corp.
                            909 Third Avenue, 9th Floor
                             New York, New York 10022


                                   January 15, 1997


Robert Russo, President
Network-1 Software & Technology, Inc.
909 Third Avenue, 9th Floor
New York, New York 10022

Dear Bob:

          This letter shall serve to amend the financial advisory agreement (the "1996 Advisory Agreement"), dated August 30, 1996, between Network-1 Software & Technology, Inc. ("Network-1") and CMH Capital Management Corp. ("CMH") as follows:

          1. The term of the 1996 Advisory Agreement shall be extended until January 15, 1999.

          2. CMH shall receive on the date hereof an additional seven (7) year warrant to purchase up to 50,000 shares of common stock of Network-1 at an exercise price of $4.00 per share. The form of warrant is attached hereto as Exhibit A.

          3. In addition, at any time between the date hereof and January 15, 1999, if Network-1 shall complete a merger or sale of substantially all of its assets, then CMH shall be entitled to a cash fee equal to 2% of the value of the total consideration received in connection with such transaction. If all or a portion of the consideration paid in the transaction is other than cash, then the value of such non-cash consideration shall be equal to the fair market value on the date the transaction is consummated.

          4. All other terms and provisions set forth in the 1996 Advisory Agreement shall remain in full force and effect.

          If the foregoing correctly sets forth our agreement, please sign a copy of this letter at the appropriate space provided below.

                                   Very truly yours,

                                   CMH Capital Management Corp.


                                   By:  /s/ Corey Horowitz
                                        -------------------------
                                        Corey Horowitz, President

Agreed and Accepted:

Network-1 Software & Technology, Inc.

By:  /s/ Robert Russo
     -----------------------
     Robert Russo, President

CMH Capital Management Corp.

Corey M. Horowitz
President
                                             January 30, 1997

Robert Russo, President
Network-1 Software & Technology, Inc.
909 Third Avenue, 9th Floor
New York, N.Y.  10022

Dear Bob:

     This letter shall serve to amend the financial advisory agreement (the "1996 Advisory Agreement"), dated August 30, 1996, between Network-1 Software & Technology, Inc. ("Network-1") and CMH Capital Management Corp. "CMH"), as amended by the letter agreement (the "Letter Agreement"), dated January 15, 1997 between Network-1 and CMH.

     1. Network-1 has requested that CMH review, negotiate and develop new business opportunities for Network-1. In this regard, CMH has engaged in conversations and negotiations with third parties, and has provided general business advice to Network-1. CMH has expended, and will continue to expend, significant time to the affairs of Network-1 to assist Network-1 in achieving its business plan.

     2. In consideration of the services described above, Network-1 agrees to pay CMH a monthly fee (the "Monthly Fee") equal to $12,500 beginning on January 31, 1997. Network-1's obligation to pay the Monthly Fee shall continue for two
(2) years from the date hereof, unless terminated earlier by agreement between network-1 and CMH.

     3. Since Network-1's cash flow is insufficient to permit regular monthly payments of the Monthly Fee, payments to CMH shall accrue until the earlier of
(a) the receipt by Network-1 of proceeds from a financing in excess of $5 million, or (b) such time as network-1 shall, in its discretion, determine that regular monthly payments can be made to CMH.

     4. All other terms and provisions set forth in the 1996 Agreement and the Letter Agreement shall remain in full force and effect.

     5. If the foregoing correctly sets forth our agreement, please sign a copy of this letter in the appropriate space provided below.

                                        Very truly yours,

                                        CMH Capital Management Corp.


                                        /s/ Corey Horowitz
                                        -----------------------------
                                        Corey M. Horowitz
Agreed and Accepted:

Network-1 Software & Technology, Inc.

/s/ Robert Russo, President
---------------------------
Robert Russo, President


       909 Third Avenue, 9th Floor, New York, NY 10022 Phone: 212.293.3082 Fax:
212.293.3090 Internet: CMH@Interramp.com